Exhibit 99.1

Boeing Reports Second-Quarter Results

▪	Financial results continue to be significantly impacted by COVID-19 and the 737 MAX grounding

▪	Revenue of $11.8 billion, GAAP loss per share of ($4.20) and core (non-GAAP)* loss per share of ($4.79)

▪	Operating cash flow of ($5.3) billion; cash and marketable securities of $32.4 billion

▪	Total backlog of $409 billion, including more than 4,500 commercial airplanes

Table 1. Summary Financial Results	Second Quarter			First Half
(Dollars in Millions, except per share data)	2020	2019	Change	2020	2019	Change

Revenues	$11,807	$15,751	(25)%	$28,715	$38,668	(26)%

GAAP
Loss From Operations	($2,964)	($3,380)	NM	($4,317)	($1,030)	NM
Operating Margin	(25.1)%	(21.5)%	NM	(15.0)%	(2.7)%	NM
Net Loss	($2,395)	($2,942)	NM	($3,036)	($793)	NM
Loss Per Share	($4.20)	($5.21)	NM	($5.31)	($1.40)	NM
Operating Cash Flow	($5,280)	($590)	NM	($9,582)	$2,198	NM
Non-GAAP*
Core Operating Loss	($3,319)	($3,745)	NM	($5,019)	($1,759)	NM
Core Operating Margin	(28.1)%	(23.8)%	NM	(17.5)%	(4.5)%	NM
Core Loss Per Share	($4.79)	($5.82)	NM	($6.49)	($2.60)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
CHICAGO, July 29, 2020 – The Boeing Company [NYSE: BA] reported second-quarter revenue of $11.8 billion, GAAP loss per share of ($4.20) and core loss per share (non-GAAP)* of ($4.79), primarily reflecting the impacts of COVID-19 and the 737 MAX grounding (Table 1). Boeing recorded operating cash flow of ($5.3) billion.
“We remained focused on the health of our employees and communities while proactively taking action to navigate the unprecedented commercial market impacts from the COVID-19 pandemic,” said Boeing President and Chief Executive Officer Dave Calhoun. “We’re working closely with our customers, suppliers and global partners to manage the challenges to our industry, bridge to recovery and rebuild to be stronger on the other side.”
In the second quarter, Boeing restarted production operations across key sites following temporary pauses to protect its workforce and introduce rigorous new health and safety procedures. Despite the challenges, Boeing continued to deliver across key commercial, defense, space and services programs. The company also resumed early stages of production on the 737 program with a focus on safety, quality and operational excellence. Following the lead of global regulators, Boeing made steady progress toward the safe return to service of the 737, including completion of FAA certification flight tests.
To align to the sharp reduction in commercial market demand in light of COVID-19, the company is taking several actions including further adjusting commercial airplane production rates and reducing employment levels.

“The diversity of our balanced portfolio and our government services, defense and space programs provide some critical stability for us in the near-term as we take tough but necessary steps to adapt for new market realities,” Calhoun said. “We are taking the right action to ensure we're well positioned for the future by strengthening our culture, improving transparency, rebuilding trust and transforming our business to become a better, more sustainable Boeing. Air travel has always proven to be resilient - and so has Boeing.”

Table 2. Cash Flow	Second Quarter		First Half
(Millions)	2020	2019	2020	2019
Operating Cash Flow	($5,280)	($590)	($9,582)	$2,198
Less Additions to Property, Plant & Equipment	($348)	($421)	($776)	($922)
Free Cash Flow*	($5,628)	($1,011)	($10,358)	$1,276
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
Operating cash flow was ($5.3) billion in the quarter, primarily reflecting lower commercial deliveries and services volume due to COVID-19 and the 737 MAX grounding, as well as timing of receipts and expenditures (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q2 20	Q1 20
Cash	$20.0	$15.0
Marketable Securities[1]	$12.4	$0.5
Total	$32.4	$15.5
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$59.5	$36.9
Boeing Capital, including intercompany loans	$1.9	$2.0
Total Consolidated Debt	$61.4	$38.9
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."
Cash and investments in marketable securities increased to $32.4 billion, compared to $15.5 billion at the beginning of the quarter, driven by the issuance of new debt (Table 3). Debt was $61.4 billion, up from $38.9 billion at the beginning of the quarter due to the issuance of new debt, partially offset by repayment of maturing debt.
Total company backlog at quarter-end was $409 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Second Quarter			First Half
(Dollars in Millions)	2020	2019	Change	2020	2019	Change

Commercial Airplanes Deliveries	20	90	(78)%	70	239	(71)%

Revenues	$1,633	$4,722	(65)%	$7,838	$16,544	(53)%
Loss from Operations	($2,762)	($4,946)	NM	($4,830)	($3,773)	NM
Operating Margin	(169.1)%	(104.7)%	NM	(61.6)%	(22.8)%	NM
Commercial Airplanes second-quarter revenue and operating margin decreased reflecting lower delivery volume, partially offset by a lower 737 MAX customer consideration charge of $551 million in the quarter compared to a $5.6 billion charge in the same period last year. Second-quarter operating margin was also negatively impacted by $712 million of abnormal production costs related to the 737 program, $468 million of severance expense and $133 million of abnormal production costs from the temporary suspension of operations in response to COVID-19.
The 737 program resumed early stages of production in May and expects to continue to produce at low rates for the remainder of 2020. The COVID-19 pandemic has significantly impacted air travel and reduced near-term demand, resulting in lower production and delivery rate assumptions. Commercial Airplanes expects to gradually increase the 737 production rate to 31 per month by the beginning of 2022, with further gradual increases to correspond with market demand. Estimated potential concessions and other considerations to customers related to the 737 MAX grounding increased by $551 million in the quarter. There was no material change to estimated abnormal production costs.
Commercial Airplanes has further updated its production rate assumptions this quarter to reflect impacts of COVID-19 on its demand outlook, and will continue to assess them on an ongoing basis. The 787 production rate will be reduced to 6 per month in 2021. The 777/777X combined production rate will be gradually reduced to 2 per month in 2021, with 777X first delivery targeted for 2022. At this time, production rate assumptions have not changed on the 767 and 747 programs.
Commercial Airplanes delivered 20 airplanes during the quarter, and backlog included over 4,500 airplanes valued at $326 billion.

Defense, Space & Security

Table 5. Defense, Space & Security	Second Quarter			First Half
(Dollars in Millions)	2020	2019	Change	2020	2019	Change

Revenues	$6,588	$6,579	—	$12,630	$13,166	(4)%
Earnings from Operations	$600	$975	(38)%	$409	$1,827	(78)%
Operating Margin	9.1%	14.8%	(5.7) Pts	3.2%	13.9%	(10.7) Pts
Defense, Space & Security second-quarter revenue was $6.6 billion, reflecting COVID-19 impact on derivative aircraft programs, partially offset by higher volume across the remainder of the portfolio (Table 5). Second-quarter operating margin decreased to 9.1 percent primarily due to a gain on sale of property in the second quarter of 2019 and a $151 million KC-46A Tanker charge primarily driven by additional fixed cost allocation resulting from lower commercial airplane production volume due to COVID-19.
During the quarter, Defense, Space & Security received an award for three additional MQ-25 unmanned aerial refueling aircraft for the U.S. Navy, as well as contracts for Cruise Missile Systems for the U.S. Navy and a contract for 24 AH-64E Apache helicopters for the Kingdom of Morocco. Defense, Space & Security completed Critical Design Review for the T-7A advanced trainer, achieved first flight and delivery of the F/A-18 U.S. Navy Block III Super Hornet, and achieved first flight of the F-15 Qatar Advanced aircraft. Defense, Space & Security also delivered the 100th U.S. Navy P-8A Poseidon, the 400th V-22 Osprey, and the 2,500th AH-64 Apache.
Backlog at Defense, Space & Security was $64 billion, of which 31 percent represents orders from customers outside the U.S.
Global Services

Table 6. Global Services	Second Quarter			First Half
(Dollars in Millions)	2020	2019	Change	2020	2019	Change

Revenues	$3,488	$4,543	(23)%	$8,116	$9,162	(11)%
(Loss)/Earnings from Operations	($672)	$687	NM	$36	$1,340	NM
Operating Margin	(19.3)%	15.1%	NM	0.4%	14.6%	NM
Global Services second-quarter revenue decreased to $3.5 billion, driven by lower commercial services volume due to COVID-19, partially offset by higher government services volume (Table 6). Second-quarter operating margin decreased to (19.3) percent primarily due to lower commercial services volume, less favorable mix of products and services, and $923 million of charges related to asset impairments and severance costs as a result of the COVID-19 market environment.
During the quarter, Global Services was awarded a contract modification for P-8A integrated logistics support for the U.S. Navy. Global Services captured an order for four 767-300 freighter conversions for DHL and was awarded a contract for F-15 pre-delivery training support for the Qatar Emiri Air Force. Global Services also delivered the first F/A-18 Super Hornet test aircraft modified for the U.S. Navy Blue Angels.

Additional Financial Information

Table 7. Additional Financial Information	Second Quarter		First Half
(Dollars in Millions)	2020	2019	2020	2019
Revenues
Boeing Capital	$69	$75	$134	$141
Unallocated items, eliminations and other	$29	($168)	($3)	($345)
Earnings from Operations
Boeing Capital	($7)	$37	$17	$57
FAS/CAS service cost adjustment	$355	$365	$702	$729
Other unallocated items and eliminations	($478)	($498)	($651)	($1,210)
Other income, net	$94	$107	$206	$213
Interest and debt expense	($553)	($154)	($815)	($277)
Effective tax rate	30.0%	14.2%	38.4%	27.5%
At quarter-end, Boeing Capital's net portfolio balance was $2.1 billion. Revenue from other unallocated items and eliminations increased primarily due to reserves related to cost accounting litigation recorded in the second quarter of 2019. Interest and debt expense increased due to higher debt balances. The second quarter effective tax rate reflects tax benefits related to the 5 year net operating loss carryback provision in the Coronavirus Aid, Relief, and Economic Security (CARES) Act as well as the impact of pre-tax losses.

Non-GAAP Measures Disclosures
We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
Core operating earnings is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the FAS pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core earnings per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on page 13.
Free Cash Flow
Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) the COVID-19 pandemic and related government actions, including with respect to our operations, our liquidity, the health of our customers and suppliers, and future demand for our products and services; (2) the 737 MAX, including the timing and conditions of 737 MAX regulatory approvals, lower than planned production rates and/or delivery rates, and increased considerations to customers and suppliers, (3) general conditions in the economy and our industry, including those due to regulatory changes; (4) our reliance on our commercial airline customers; (5) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (6) changing budget and appropriation levels and acquisition priorities of the U.S. government; (7) our dependence on U.S. government contracts; (8) our reliance on fixed-price contracts; (9) our reliance on cost-type contracts; (10) uncertainties concerning contracts that include in-orbit incentive payments; (11) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (12) changes in accounting estimates; (13) changes in the competitive landscape in our markets; (14) our non-U.S. operations, including sales to non-U.S. customers; (15) threats to the security of our or our customers’ information; (16) potential adverse developments in new or pending litigation and/or government investigations; (17) customer and aircraft concentration in our customer financing portfolio; (18) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates; (19) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (20) the adequacy of our insurance coverage to cover significant risk exposures; (21) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (22) work stoppages or other labor disruptions; (23) substantial pension and other postretirement benefit obligations; and (24) potential environmental liabilities.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Maurita Sutedja or Keely Moos (312) 544-2140
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Six months ended June 30		Three months ended June 30
(Dollars in millions, except per share data)	2020	2019	2020	2019
Sales of products	$23,254	$33,319	$9,063	$13,094
Sales of services	5,461	5,349	2,744	2,657
Total revenues	28,715	38,668	11,807	15,751

Cost of products	(25,091)	(31,910)	(10,378)	(15,672)
Cost of services	(4,632)	(4,511)	(2,589)	(2,122)
Boeing Capital interest expense	(23)	(34)	(11)	(16)
Total costs and expenses	(29,746)	(36,455)	(12,978)	(17,810)
	(1,031)	2,213	(1,171)	(2,059)
(Loss)/income from operating investments, net	(47)	5	(45)	(15)
General and administrative expense	(2,034)	(1,856)	(1,161)	(672)
Research and development expense, net	(1,297)	(1,692)	(625)	(826)
Gain on dispositions, net	92	300	38	192
Loss from operations	(4,317)	(1,030)	(2,964)	(3,380)
Other income, net	206	213	94	107
Interest and debt expense	(815)	(277)	(553)	(154)
Loss before income taxes	(4,926)	(1,094)	(3,423)	(3,427)
Income tax benefit	1,890	301	1,028	485
Net loss	(3,036)	(793)	(2,395)	(2,942)
Less: net loss attributable to noncontrolling interest	(32)		(19)
Net loss attributable to Boeing Shareholders	($3,004)	($793)	($2,376)	($2,942)

Basic loss per share	($5.31)	($1.40)	($4.20)	($5.21)

Diluted loss per share	($5.31)	($1.40)	($4.20)	($5.21)

Weighted average diluted shares (millions)	566.1	566.6	566.4	565.3

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	June 30 2020	December 31 2019
Assets
Cash and cash equivalents	$19,992	$9,485
Short-term and other investments	12,438	545
Accounts receivable, net	2,793	3,266
Unbilled receivables, net	8,570	9,043
Current portion of customer financing, net	115	162
Inventories	83,745	76,622
Other current assets, net	2,624	3,106
Total current assets	130,277	102,229
Customer financing, net	2,054	2,136
Property, plant and equipment, net of accumulated depreciation of $19,863 and $19,342	12,182	12,502
Goodwill	8,064	8,060
Acquired intangible assets, net	3,019	3,338
Deferred income taxes	729	683
Investments	1,066	1,092
Other assets, net of accumulated amortization of $617 and $580	5,481	3,585
Total assets	$162,872	$133,625
Liabilities and equity
Accounts payable	$13,700	$15,553
Accrued liabilities	22,493	22,868
Advances and progress billings	53,367	51,551
Short-term debt and current portion of long-term debt	2,922	7,340
Total current liabilities	92,482	97,312
Deferred income taxes	404	413
Accrued retiree health care	4,427	4,540
Accrued pension plan liability, net	15,663	16,276
Other long-term liabilities	2,821	3,422
Long-term debt	58,457	19,962
Total liabilities	174,254	141,925
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	6,648	6,745
Treasury stock, at cost - 447,840,938 and 449,352,405 shares	(54,829)	(54,914)
Retained earnings	47,478	50,644
Accumulated other comprehensive loss	(16,025)	(16,153)
Total shareholders’ equity	(11,667)	(8,617)
Noncontrolling interests	285	317
Total equity	(11,382)	(8,300)
Total liabilities and equity	$162,872	$133,625

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30
(Dollars in millions)	2020	2019
Cash flows – operating activities:
Net loss	($3,036)	($793)
Adjustments to reconcile net loss to net cash (used)/provided by operating activities:
Non-cash items –
Share-based plans expense	115	104
Depreciation and amortization	1,103	1,067
Investment/asset impairment charges, net	280	70
Customer financing valuation adjustments	9	249
Gain on dispositions, net	(92)	(300)
Other charges and credits, net	815	145
Changes in assets and liabilities –
Accounts receivable	143	588
Unbilled receivables	285	(222)
Advances and progress billings	1,822	1,842
Inventories	(6,741)	(5,233)
Other current assets	433	(887)
Accounts payable	(3,181)	2,002
Accrued liabilities	514	4,959
Income taxes receivable, payable and deferred	(1,894)	(921)
Other long-term liabilities	(109)	(509)
Pension and other postretirement plans	(357)	(390)
Customer financing, net	62	347
Other	247	80
Net cash (used)/provided by operating activities	(9,582)	2,198
Cash flows – investing activities:
Property, plant and equipment additions	(776)	(922)
Property, plant and equipment reductions	96	331
Acquisitions, net of cash acquired		(492)
Contributions to investments	(12,557)	(496)
Proceeds from investments	543	758
Purchase of distribution rights		(20)
Other	8	(12)
Net cash used by investing activities	(12,686)	(853)
Cash flows – financing activities:
New borrowings	42,302	11,670
Debt repayments	(8,265)	(6,422)
Contributions from noncontrolling interests		7
Stock options exercised	27	47
Employee taxes on certain share-based payment arrangements	(164)	(238)
Common shares repurchased		(2,651)
Dividends paid	(1,158)	(2,317)
Net cash provided by financing activities	32,742	96
Effect of exchange rate changes on cash and cash equivalents, including restricted	(11)	(2)
Net increase in cash & cash equivalents, including restricted	10,463	1,439
Cash & cash equivalents, including restricted, at beginning of year	9,571	7,813
Cash & cash equivalents, including restricted, at end of period	20,034	9,252
Less restricted cash & cash equivalents, included in Investments	42	85
Cash and cash equivalents at end of period	$19,992	$9,167

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)
Effective at the beginning of 2020, certain programs were realigned between our Defense, Space & Security segment and Unallocated items, eliminations and other. Business segment data for 2019 has been adjusted to reflect the realignment.

	Six months ended June 30		Three months ended June 30
(Dollars in millions)	2020	2019	2020	2019
Revenues:
Commercial Airplanes	$7,838	$16,544	$1,633	$4,722
Defense, Space & Security	12,630	13,166	6,588	6,579
Global Services	8,116	9,162	3,488	4,543
Boeing Capital	134	141	69	75
Unallocated items, eliminations and other	(3)	(345)	29	(168)
Total revenues	$28,715	$38,668	$11,807	$15,751
Earnings/(loss) from operations:
Commercial Airplanes	($4,830)	($3,773)	($2,762)	($4,946)
Defense, Space & Security	409	1,827	600	975
Global Services	36	1,340	(672)	687
Boeing Capital	17	57	(7)	37
Segment operating loss	(4,368)	(549)	(2,841)	(3,247)
Unallocated items, eliminations and other	(651)	(1,210)	(478)	(498)
FAS/CAS service cost adjustment	702	729	355	365
Loss from operations	(4,317)	(1,030)	(2,964)	(3,380)
Other income, net	206	213	94	107
Interest and debt expense	(815)	(277)	(553)	(154)
Loss before income taxes	(4,926)	(1,094)	(3,423)	(3,427)
Income tax benefit	1,890	301	1,028	485
Net loss	(3,036)	(793)	(2,395)	(2,942)
Less: Net loss attributable to noncontrolling interest	(32)		(19)
Net loss attributable to Boeing Shareholders	($3,004)	($793)	($2,376)	($2,942)
Research and development expense, net:
Commercial Airplanes	$786	$1,062	$361	$498
Defense, Space & Security	330	374	167	190
Global Services	65	73	35	33
Other	116	183	62	105
Total research and development expense, net	$1,297	$1,692	$625	$826
Unallocated items, eliminations and other:
Share-based plans	($43)	($36)	($25)	($22)
Deferred compensation	73	(129)	(120)	(27)
Amortization of previously capitalized interest	(50)	(45)	(27)	(21)
Customer financing impairment		(250)
Research and development expense, net	(116)	(183)	(62)	(105)
Eliminations and other unallocated items	(515)	(567)	(244)	(323)
Sub-total (included in core operating loss)	(651)	(1,210)	(478)	(498)
Pension FAS/CAS service cost adjustment	513	549	258	275
Postretirement FAS/CAS service cost adjustment	189	180	97	90
FAS/CAS service cost adjustment	702	729	$355	$365
Total	$51	($481)	($123)	($133)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Six months ended June 30			Three months ended June 30
Commercial Airplanes	2020	2019		2020	2019
737	9	113		4	24
747	1	4		1	2
767	14	22		4	10
777	10	22	(1)	4	12
787	36	78		7	42
Total	70	239		20	90
Note: Aircraft accounted for as revenues by BCA and as operating leases in consolidation identified by parentheses

Defense, Space & Security
AH-64 Apache (New)	11	10		9	4
AH-64 Apache (Remanufactured)	32	35		18	13
C-17 Globemaster III	—	—		—	—
C-40A	—	—		—	—
CH-47 Chinook (New)	15	7		6	—
CH-47 Chinook (Renewed)	1	9		—	5
F-15 Models	3	5		3	1
F/A-18 Models	9	10		4	3
KC-46 Tanker	6	12		1	5
P-8 Models	6	8		3	5
Commercial and Civil Satellites	—	1		—	1
Military Satellites	—	—		—	—

Total backlog (Dollars in millions)	June 30 2020	December 31 2019
Commercial Airplanes	$325,674	$376,593
Defense, Space & Security	64,286	63,691
Global Services	18,168	22,902
Unallocated items, eliminations and other	522	217
Total backlog	$408,650	$463,403

Contractual backlog	$385,389	$436,473
Unobligated backlog	23,261	26,930
Total backlog	$408,650	$463,403

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, loss from operations, operating margin, and diluted loss per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Second Quarter 2020		Second Quarter 2019
	$ millions	Per Share	$ millions	Per Share
Revenues	11,807		15,751
Loss from operations (GAAP)	(2,964)		(3,380)
Operating margin (GAAP)	(25.1)%		(21.5%)

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(258)		(275)
Postretirement FAS/CAS service cost adjustment	(97)		(90)
FAS/CAS service cost adjustment	(355)		(365)
Core operating loss (non-GAAP)	($3,319)		($3,745)
Core operating margin (non-GAAP)	(28.1)%		(23.8%)

Diluted loss per share (GAAP)		($4.20)		($5.21)
Pension FAS/CAS service cost adjustment	($258)	(0.46)	($275)	(0.49)
Postretirement FAS/CAS service cost adjustment	(97)	(0.17)	(90)	(0.16)
Non-operating pension expense	(84)	(0.14)	(94)	(0.17)
Non-operating postretirement expense	14	0.02	26	0.05
Provision for deferred income taxes on adjustments [1]	89	0.16	91	0.16
Subtotal of adjustments	($336)	($0.59)	($342)	($0.61)
Core loss per share (non-GAAP)		($4.79)		($5.82)

Weighted average diluted shares (in millions)		566.4		565.3
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, loss from operations, operating margin, and diluted loss per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Half 2020		First Half 2019
	$ millions	Per Share	$ millions	Per Share
Revenues	28,715		38,668
Loss from operations (GAAP)	(4,317)		(1,030)
Operating margin (GAAP)	(15.0)%		(2.7%)

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(513)		(549)
Postretirement FAS/CAS service cost adjustment	(189)		(180)
FAS/CAS service cost adjustment	(702)		(729)
Core operating loss (non-GAAP)	($5,019)		($1,759)
Core operating margin (non-GAAP)	(17.5)%		(4.5%)

Diluted loss per share (GAAP)		($5.31)		($1.40)
Pension FAS/CAS service cost adjustment	($513)	(0.91)	($549)	(0.97)
Postretirement FAS/CAS service cost adjustment	(189)	(0.33)	(180)	(0.32)
Non-operating pension expense	(171)	(0.30)	(187)	(0.32)
Non-operating postretirement expense	27	0.05	53	0.09
Provision for deferred income taxes on adjustments [1]	178	0.31	181	0.32
Subtotal of adjustments	($668)	($1.18)	($682)	($1.20)
Core loss per share (non-GAAP)		($6.49)		($2.60)

Weighted average diluted shares (in millions)		566.1		566.6
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.